As filed with the Securities and Exchange Commission on May 24, 2023

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_________________________

LIFEWAY FOODS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Illinois	36-3442829
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6431 West Oakton St., Morton Grove, IL 60053

(Address of Principal Executive Offices)

2022 Omnibus Incentive Plan

2022 Non-Employee Director Equity and Deferred Compensation Plan

(Full Title of the Plan)

Eric Hanson

Chief Financial Officer

Lifeway Foods, Inc.

6431 West Oakton St.

Morton Grove, Illinois 60053

(Name and Address of Agent for Service)

(847) 967-1010

(Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Timothy R. Lavender, Esq.

Kelley Drye & Warren LLP

333 West Wacker Drive

26th Floor

Chicago, IL 60606

(312) 857-2630

_______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This registration statement on Form S-8 (the “Registration Statement”) is being filed by Lifeway Foods, Inc, an Illinois corporation (the “Company” or the “Registrant”) for the purpose of registering (i) 3,247,855 shares of the Company’s common stock, no par value (the “Common Stock”) issuable under the Company’s 2022 Omnibus Plan and (ii) 500,000 shares of Common Stock issuable under the Company’s 2022 Non-Employee Director Equity and Deferred Compensation Plan (together with the 2022 Omnibus Plan, the “Plans”). The documents and information specified by Part I of Registration Statement have been sent or given to participants in the 2022 Omnibus Incentive Plan and the 2022 Non-Employee Director Equity and Deferred Compensation Plan, as applicable, by the Company, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are hereby incorporated by reference in this Registration Statement:

•	our Annual Report on Form 10-K filed with the SEC on March 27, 2023;
•	our Current Report on Form 8-K filed with the SEC on May 22, 2023;
•	our Current Report on Form 8-K filed with the SEC on March 27, 2023;
•	our Current Report on Form 8-K filed with the SEC on February 8, 2023;
•	the description of our Common Stock contained in our Registration Statement on Form S-18 (File No. 33-14329-C); and
•	all documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

You may obtain a copy of these filings, excluding exhibits (but including exhibits that are specifically incorporated by reference in any such filing), free of charge, by oral or written request directed to: Lifeway Foods, Inc., 6431 West Oakton St., Morton Grove, IL 60053, Attention: General Counsel, Telephone (847) 967-1010.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Limitation of Liability and Indemnification Matters

The Illinois Business Corporation Act of 1983, as amended (the "IBCA"), allows us to indemnify our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under certain circumstances we may advance the expenses of such litigation upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by us as authorized in the IBCA.

Pursuant to our Articles of Incorporation, as amended, and our Second Amended and Restated Bylaws, as amended, we shall to the fullest extent permitted by the IBCA, indemnify our directors, officers, employees and agents in connection with any actual or threatened action or proceeding arising out of their service to us or to another organization at our request. Any such indemnification shall be made only as authorized by us in the specific case upon a determination by a majority of a quorum of our Board members who are not parties to such action, suit or proceeding that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in our Articles of Incorporation, as amended, or our Second Amended and Restated Bylaws. If such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

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We may pay expenses incurred in defending any such proceeding in advance of its final disposition to the fullest extent permitted by law. The right to indemnification and advancement of expenses conferred by our Articles of Incorporation, as amended, and our Second Amended and Restated Bylaws, shall be a contract right which may not be modified retroactively without the written consent of the director, officer, employee or agent and shall not be deemed exclusive of any other rights to indemnification or advancement of expenses such person may have or to which such person may be entitled.

In addition, the Company has entered into contractual agreements with certain of its employees to indemnify such individuals to the fullest extent permitted by law. The Company also maintains a policy of directors and officers liability insurance covering certain liabilities incurred by its directors and officers in connection with the performance of their duties.

The foregoing is only a general summary of certain aspects of Illinois law and our Articles of Incorporation, as amended, and our Second Amended and Restated Bylaws dealing with the indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description	Form	Period Ending	Exhibit	Filing Date
4.1	Lifeway Foods, Inc. 2022 Omnibus Incentive Plan	10-K	12/31/2022	10.21	03/27/2023
4.2	Form of Notice of Restricted Stock Unit Award under the Lifeway Foods, Inc. 2022 Omnibus Incentive Plan	10-K	12/31/2022	10.23	03/27/2023
4.3	Form of Notice of Performance-Based Restricted Stock Unit Award under the 2022 Omnibus Incentive Plan	10-K	12/31/2022	10.24	03/27/2023
4.4	Lifeway Foods, Inc. 2022 Non-Employee Director Equity and Deferred Compensation Plan	10-K	12/31/2022	10.25	03/27/2023
4.5	Form of Notice of Restricted Stock Unit Award under the Lifeway Foods, Inc. 2022 Non-Employee Director Equity and Deferred Compensation Plan	10-K	12/31/2022	10.26	03/27/2023
5.1	Opinion of Kelley Drye & Warren LLP.*
23.1	Consent of Grant Thornton LLP*
23.2	Consent of Mayer Hoffman & McCann P.C.*
23.3	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).*
24	Powers of Attorney (included on the signature page hereof).*
107	Filing Fee Table*

________________

* Filed herewith.

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Item 9. Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that (A) paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(6)       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 24th day of May, 2023.

LIFEWAY FOODS, INC.
By:	/s/ Eric Hanson
Name: Eric Hanson Title: Chief Financial & Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Julie Smolyansky and Eric Hanson, and each of them individually, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to the registration statement (which includes any additional registration statement under Rule 462(b)) together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to the registration statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, applications, registration statements, notices, reports, instruments, agreements and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in the registration statement or any amendment thereto, or obtain an exemption therefrom, in connection with the offerings described therein and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature(s)	Title(s)	Date

/s/ Julie Smolyansky	Chief Executive Officer, President and Director
Julie Smolyansky	(Principal Executive Officer)	May 24, 2023

/s/ Eric Hanson	Chief Financial Officer
Eric Hanson	(Principal Financial and Accounting Officer)	May 24, 2023

/s/ Perfecto Sanchez	Director	May 24, 2023
Perfecto Sanchez

/s/ Juan Carlos Dalto	Director	May 24, 2023
Juan Carlos Dalto

/s/ Jason Scher	Director	May 24, 2023
Jason Scher

/s/ Pol Sikar	Director	May 24, 2023
Pol Sikar

/s/ Jody Levy	Director	May 24, 2023
Jody Levy

/s/ Dorri McWhorter	Director	May 24, 2023
Dorri McWhorter

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